UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 25, 2018
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On July 30, 2018, the Executive Committee (the “Executive Committee”) of the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (“Axalta”) approved a restructuring plan involving the closure of its manufacturing facility at its Mechelen, Belgium site and transfer of production capabilities to other Axalta facilities. These actions are expected to commence in the third quarter 2018 and be completed during the second half of 2020.
Axalta currently expects to incur pre-tax severance charges of approximately $65-75 million in connection with the closure. In addition, Axalta expects to have certain non-cash expenses related to the acceleration of depreciation and/or potential impairments associated with certain assets which will be disposed of as part of the relocation of production. Axalta also expects that the completion of the transfer and start-up of production at other Axalta facilities will require capital expenditures. Axalta is currently finalizing engineering assessment work related to the closure, which includes an evaluation of asset salvage values and transferability, and therefore is still assessing the financial impacts and expected capital expenditures. As the closure progresses, Axalta management will reevaluate the estimated expenses and charges set forth above, in accordance with U.S. GAAP, and will revise its estimates, including anticipated savings.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Charles W. Shaver as Chief Executive Officer and President
On July 25, 2018, Charles W. Shaver informed the Board that he is resigning from the offices of Chief Executive Officer and President of Axalta, effective September 3, 2018. Mr. Shaver will continue to serve as Chairman of the Board and Chair of the Executive Committee.
Following the effectiveness of his resignation, Mr. Shaver will participate in Axalta’s non-employee director compensation program which includes an annual cash retainer (currently $75,000, payable quarterly in arrears), an annual equity award (currently restricted stock units (“RSUs”) under Axalta’s Amended and Restated 2014 Incentive Award Plan (the “Plan”) with a grant date fair value of $200,000) and an annual Committee Chair fee (currently $10,000, payable quarterly in arrears), each of which will be prorated to cover only the portion of 2018 that Mr. Shaver serves as a non-employee director. In addition, as compensation for his service as Chairman of the Board, Mr. Shaver will receive an additional annual cash retainer of $125,000, payable quarterly in arrears and prorated for 2018, and, beginning in 2019, an additional award of RSUs with a grant date fair value of $125,000, which will be granted at the same time and on the same terms as the annual equity awards provided to all non-employee directors.
The Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), also approved an amendment to Mr. Shaver’s Second Amended and Restated Executive Restrictive Covenant and Severance Agreement reflecting Mr. Shaver’s continued service on the Board and providing that if Mr. Shaver remains employed through September 3, 2018, and his employment terminates at such time in accordance with his letter of resignation, he will be entitled to: (1) a prorated annual bonus for 2018 equal to 246/365 (67.39%) of the 2018 annual bonus that he would have earned had his employment not terminated, based on Axalta’s actual performance for the full year and his individual performance through his termination date, (2) his stock options will remain exercisable until the second anniversary of the date he ceases to provide services to Axalta (or until the last day of the term of the stock options, if earlier), (3) if Mr. Shaver is removed from the Board without his consent before the date his previously granted stock options, restricted stock and/or performance share awards would have vested in 2019 had he remained on the Board, the awards will vest to the same extent (and at the same time) as if he had remained on the Board through such vesting dates in 2019, and (4) Axalta will continue to pay Mr. Shaver’s membership dues for a single club used by Axalta for company events as long as he remains on the Board.
Appointment of Terrence S. Hahn as Chief Executive Officer, President and Director
On July 25, 2018, the Board (1) upon the recommendation of the Succession Committee of the Board, appointed Terrence S. Hahn to the offices of Chief Executive Officer and President of Axalta, effective September 4, 2018 (the “Appointment Date”), (2) upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) increased the size of the Board from eight to nine members, effective as of the Appointment Date, and (3) upon the recommendation of the Nominating Committee, appointed Mr. Hahn as a new Class I director, effective as of the Appointment Date, to serve until Axalta’s 2021 Annual General Meeting of Members or until his successor is elected or appointed or his office is otherwise vacated. The Board expects to appoint Mr. Hann to the Executive Committee once his employment commences.
There were no arrangements or understandings between Mr. Hahn and any person pursuant to which he was selected as Chief Executive Officer, President or director. Axalta is not aware of any transaction in which Mr. Hahn has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Hahn, age 52, has over 30 years of experience leading global, growing and profitable businesses in several different industries, including specialty minerals, automotive, energy and software/IoT. Mr. Hahn most recently served in a leadership role at Honeywell International, Inc. supporting the pending public spinoff of the Homes and Distribution segment of Honeywell’s Home and Building Technologies (“HBT”) business through July 2018. He previously served as President and Chief Executive Officer of HBT from 2016 to 2017, where he led the development of an over $10 billion business, achieved double digit income growth, and integrated multiple acquisitions with common software platforms. Mr. Hahn also served as President and Chief Executive Officer of Honeywell Transportation Systems from 2013 to 2016 and as Vice President and General Manager of Honeywell Performance Materials and Technologies-Flourine Products from 2007 to 2013. Prior to joining Honeywell, Mr. Hahn spent nearly 20 years with Air Products and Chemicals in a variety of leadership positions. Mr. Hahn currently serves on the Board of Directors at Regal Beloit Corporation. Mr. Hahn earned his bachelor’s and master’s degrees in materials science and engineering from Lehigh University, and an MBA from The Wharton School at The University of Pennsylvania.
In connection with his appointment to the offices of Chief Executive Officer and President, Mr. Hahn will receive: (1) a $500,000 cash sign-on bonus (100% of which must be repaid if, within the first year of employment, Mr. Hahn terminates his employment without good reason or his employment is terminated by Axalta for cause, and 50% of which must be repaid if his employment terminates for such reasons within the second year of employment), (2) sign-on equity awards under the Plan with an aggregate grant date fair value of $2,500,000, a minimum of 50% (and up to 100%, at Mr. Hahn’s election) of which will be in the form of stock options with the remainder in the form of RSUs, which will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, with accelerated vesting upon a termination of Mr. Hahn’s employment by him for good reason or by Axalta without cause within the first two years of employment, (3) a prorated annual long-term incentive award for 2018 under the Plan with an aggregate grant date fair value of approximately $1,385,616, which is based on a $4,250,000 annual grant amount prorated to reflect the number of days remaining in the calendar year on the Appointment Date, 50% of which will be in the form of stock options and 50% of which will be in the form of RSUs, each vesting 1/3 on the first, second and third anniversaries of the grant date. Mr. Hahn will receive an annual base salary of $950,000 (prorated for the remainder of 2018) and he will become eligible to participate in Axalta’s annual incentive program with an annual incentive target of 110% of his annual base salary, prorated for 2018 to reflect the number of days remaining in the calendar year on the Appointment Date. Beginning in calendar year 2019, Mr. Hahn will be eligible to receive equity awards under Axalta’s annual long-term incentive programs, with his 2019 awards having an aggregate target grant date fair value of $4,250,000. Mr. Hahn is also entitled to reimbursement for up to $10,000 of legal fees he incurred in connection with the negotiation of his employment terms, reasonable temporary housing expenses, reasonable travel expenses to and from his existing residence, and reasonable and customary relocation expenses incurred in calendar year 2018, including any closing costs on the purchase of a new residence in the Philadelphia, Pennsylvania area.
Mr. Hahn and Axalta have also entered into Axalta’s standard form of Executive Restrictive Covenant and Severance Agreement (the “Severance Agreement”), which was filed with the Securities and Exchange Commission (“SEC”) on February 22, 2018 as Exhibit 10.57 to Axalta’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-36733).
Mr. Hahn’s Severance Agreement prohibits him from competing with Axalta or soliciting its customers or employees for a period of 24 months following termination of his employment. The Severance Agreement also contains non-disparagement, confidentiality and assignment of inventions provisions for the benefit of Axalta. Upon a termination of Mr. Hahn’s employment by him for good reason or by Axalta without cause occurring before (or more than two years after) a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, (1) severance payments equal to the greater of (a) two times the sum of his annual base salary and average bonus for the prior two years or (b) two times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to Axalta’s executives; and (3) a lump sum payment equal to the COBRA premium required to continue group medical, dental and vision coverage for a period of 24 months after the termination date. If Mr. Hahn’s employment is terminated by him for good reason or by Axalta without cause within the two-year period following a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, in lieu of the amounts described above, (1) a lump sum severance payment equal to three times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to Axalta’s executives; (3) a lump sum payment equal to the COBRA premium required to continue group medical, dental and vision coverage for a period of 36 months after the termination date; and (4) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a more favorable provision more is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period.
In addition, Mr. Hahn and Axalta will enter into Axalta’s standard form of Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to Axalta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).

Named Executive Officer Retention Grants
On July 25, 2018, the Board, upon the recommendation of the Compensation Committee, approved grants of RSUs under the Plan to be made on July 31, 2018 to each of Robert W. Bryant, Executive Vice President and Chief Financial Officer, Steven R. Markevich, Executive Vice President and President, Transportation Coatings and Greater China, Joseph F. McDougall, Executive Vice President and President, Global Refinish and EMEA, Michael A. Cash, Senior Vice President and President, Industrial Coatings, and Michael F. Finn, Senior Vice President, General Counsel and Corporate/Government Affairs and Corporate Secretary, in each case with a grant date fair value of $1,400,000. The RSUs vest 25% on each of the six-month and 12-month anniversaries of the grant date and 50% on the 24-month anniversary of the grant date, with vesting accelerated upon a termination of employment by the executive for good reason or by Axalta without cause.
Amendment and Restatement of Severance Agreement with Joseph F. McDougall
On July 25, 2018, the Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of Mr. McDougall’s Severance Agreement, increasing the severance amounts thereunder to match the severance amounts in the Severance Agreements with Axalta’s other Executive Vice Presidents, reflecting Mr. McDougall’s promotion from Senior Vice President and President, Global Refinish to Executive Vice President and President, Global Refinish and EMEA earlier this year. The amendment and restatement increases the non-change in control severance multiple from 1.0 times base salary and annual bonus to 1.5 times base salary and annual bonus, increases the period used to calculate the COBRA premium payment from 12 months to 18 months, and increases the length of the non-competition and non-solicitation periods from 12 months to 18 months. The terms of the amended and restated agreement are consistent with Axalta’s form of Severance Agreement.
Item 7.01. Regulation FD Disclosure.
On July 25, 2018, Axalta issued a press release announcing the appointment of Mr. Hahn as Chief Executive Officer and member of the Board and the resignation of Mr. Shaver as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto. The information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	July 31, 2018	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate/Government Affairs & Corporate Secretary